Exhibit 99.1

For Release: Tuesday, July 2, 2013, 10 a.m. EDT

GM Reports Highest Monthly Sales Since September 2008
Chevrolet and GMC large pickup sales up 29 percent in June; 23 percent in first half

DETROIT - General Motors Co. (NYSE: GM) sold 264,843 vehicles in the United States in June, up 6 percent compared with a year ago. Deliveries to retail customers increased 14 percent while fleet sales declined 9 percent due to the timing of customer deliveries.

Total crossover sales were up 9 percent compared with a year ago; passenger car sales were up 4 percent, and truck sales, which include pickups, vans and SUVs, were up 8 percent. All four GM brands posted higher retail sales, with Chevrolet, GMC and Cadillac posting double-digit increases.

“Our Chevrolet, Buick-GMC and Cadillac dealers reported strong retail deliveries across the board in June and for the first six months of the year,” said Kurt McNeil, vice president, U.S. Sales Operations. “We have good momentum heading into the second half of 2013: the economic outlook is solid and our launch vehicles are performing well in the marketplace.”

GM estimates that the seasonally adjusted annual selling rate for light vehicles in June was 15.8 million units, the highest level since November 2007.

“America's families are better off than they were at the beginning of the year and they believe - with good justification - that the economic expansion is going to continue,” said Mustafa Mohatarem, GM chief economist. “Even moderate economic growth will be enough to keep the auto sales rate in the second half of the year at healthy levels around the mid 15 million-unit mark.”

June Sales Highlights (vs. 2012)

•	Combined sales of GM's mini, small and compact cars were up 59 percent. Large pickups were up 29 percent, luxury car sales were up 22 percent and compact crossovers were up 8 percent.

•	Cadillac passenger car sales increased 38 percent on the strength of the all-new ATS and XTS, helping drive the brand's fastest growth since 1976.

•	Chevrolet mini, small and compact car sales were up 66 percent.

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Total sales of the Chevrolet Silverado and GMC Sierra increased 29 percent and 33 percent respectively. Combined, dealers delivered more than 6,000 all-new 2014 crew cab models, and the “days to turn” is 10 days.

•	The Chevrolet Cruze set an all-time monthly sales record, and Chevrolet Volt and Chevrolet Sonic each had their best-ever June sales.

•	The Chevrolet Equinox had its best month ever with sales up 14 percent. Equinox deliveries have increased for 18 consecutive months.

•	Chevrolet Impala retail deliveries rose 62 percent.

•	Buick retail sales have increased for 14 consecutive months and the brand had its best June retail sales in seven years, on the strength of Buick Verano sales.

Calendar Year-to-Date Sales Highlights (vs. 2012)

•	Cadillac was the industry's fastest-growing luxury brand with a first-half sales increase of 33 percent.

•	Retail sales of GM's redesigned medium crossovers have been very strong: the Buick Enclave was up 24 percent, the Chevrolet Traverse 21 percent and the GMC Acadia 16 percent.

•	Crossover sales were up 16 percent compared with a year ago, passenger car sales were up 1 percent and truck sales were up 11 percent.

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Large pickup sales were up 23 percent, including a 49 percent increase in Silverado and Sierra sales to small business customers, who are benefiting from the recovery in housing and overall economic growth.

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM, its subsidiaries and joint venture entities sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Isuzu, Jiefang, Opel, Vauxhall and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

CONTACT:
Tom Henderson
GM Financial Communications
313-410-2704
tom.e.henderson@gm.com

Forward-Looking Statements
In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

June 2013 Sales

Month	Total Sales	YOY Change	Retail Sales	YOY Change
Chevrolet	193,460	7.4%	128,639	13.5%
GMC	39,376	4.5%	34,445	17.2%
Buick	18,078	(4.1)%	16,052	6.3%
Cadillac	13,929	14.9%	13,129	17.7%
Total GM	264,843	6.5%	192,265	13.8%

CYTD	Total Sales	YOY Change	Retail Sales	YOY Change
Chevrolet	1,015,134	5.6%	688,630	7.8%
GMC	220,696	9.8%	189,319	13.5%
Buick	100,837	11.8%	90,165	14.9%
Cadillac	83,679	33.2%	76,066	26.6%
Total GM	1,420,346	8.0%	1,044,180	10.6%

Fleet Segment	Month	YOY Change	CYTD	CYTD Change
Fleet Share of Total GM Sales	27.4%	(4.7) points	26.5%	(1.7) points

Inventory	Units at Month-end	Days Supply (selling day adjusted)	Units at Previous Month-end	Days Supply (selling day adjusted)
All Vehicles	708,229	70	708,939	73
Full-size Pickups (GMT-900)	181,222	86	204,432	87

Industry Sales	Month (est.)	CYTD (est.)	GM Full-year Outlook
SAAR	15.8 million	15.4 million	15.0 - 15.5 million

	June			(Calendar Year-to-Date) January - June
	2013	2012	%Change Volume	2013	2012	%Change Volume
Enclave	5,922	5,207	13.7	31,841	27,866	14.3
Encore	2,280	—	***.*	12,252	—	***.*
LaCrosse	3,999	7,206	(44.5)	24,482	30,892	(20.7)
Lucerne	5	21	(76.2)	9	943	(99.0)
Regal	1,383	2,326	(40.5)	8,820	14,828	(40.5)
Verano	4,489	4,091	9.7	23,433	15,669	49.6
Buick Total	18,078	18,851	(4.1)	100,837	90,198	11.8
ATS	3,459	—	***.*	19,183	—	***.*
CTS	2,416	5,046	(52.1)	15,133	25,483	(40.6)
DTS	16	79	(79.7)	19	429	(95.6)
Escalade	1,035	1,164	(11.1)	5,677	5,994	(5.3)
Escalade ESV	667	658	1.4	3,827	3,747	2.1
Escalade EXT	186	142	31.0	1,159	814	42.4
SRX	3,912	4,260	(8.2)	23,990	25,450	(5.7)
STS	4	22	(81.8)	7	142	(95.1)
XTS	2,234	753	196.7	14,684	753	1,850.1
Cadillac Total	13,929	12,124	14.9	83,679	62,812	33.2
Avalanche	1,712	1,719	(0.4)	11,878	11,002	8.0
Aveo	—	3	***.*	2	56	(96.4)
Camaro	7,236	9,123	(20.7)	42,312	49,697	(14.9)
Caprice	511	325	57.2	1,552	1,180	31.5
Captiva Sport	2,984	3,511	(15.0)	24,762	17,921	38.2
Cobalt	—	7	***.*	—	11	***.*
Colorado	155	4,124	(96.2)	3,034	21,457	(85.9)
Corvette	853	1,475	(42.2)	5,673	7,022	(19.2)
Cruze	32,871	18,983	73.2	133,689	113,884	17.4
Equinox	23,645	20,793	13.7	126,397	110,890	14.0
Express	8,868	8,104	9.4	40,602	37,817	7.4
HHR	1	11	(90.9)	3	20	(85.0)
Impala	17,255	17,274	(0.1)	83,382	98,495	(15.3)
Malibu	21,288	31,402	(32.2)	111,100	141,437	(21.4)
Silverado-C/K Pickup	43,259	33,566	28.9	242,586	194,508	24.7
Sonic	7,122	6,785	5.0	44,905	42,240	6.3
Spark	3,104	—	***.*	17,588	—	***.*
Suburban (Chevy)	3,813	5,136	(25.8)	21,663	23,068	(6.1)
Tahoe	5,790	6,427	(9.9)	40,857	33,274	22.8
Traverse	10,295	9,570	7.6	53,294	48,866	9.1
Volt	2,698	1,760	53.3	9,855	8,817	11.8
Chevrolet Total	193,460	180,098	7.4	1,015,134	961,662	5.6
Acadia	9,174	9,796	(6.3)	46,492	42,160	10.3
Canyon	64	880	(92.7)	876	5,641	(84.5)
Savana	1,890	2,105	(10.2)	8,210	12,056	(31.9)
Sierra	16,568	12,479	32.8	87,633	72,945	20.1
Terrain	8,059	7,795	3.4	50,676	46,602	8.7
Yukon	1,797	2,279	(21.1)	12,105	12,662	(4.4)
Yukon XL	1,824	2,343	(22.2)	14,704	8,975	63.8
GMC Total	39,376	37,677	4.5	220,696	201,041	9.8
GM Vehicle Total	264,843	248,750	6.5	1,420,346	1,315,713	8.0
26 selling days for the June period this year and 27 for last year.